UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 23, 2022

MDH ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-39967	85-1936285
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

660 N. Carroll Ave., Suite 100

South Lake, TX 76092

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (415) 968-4444

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Units, each consisting of one share of Class A common stock and one-half of one redeemable warrant	MDH.U	The New York Stock Exchange
Class A common stock, par value $0.0001 per share	MDH	The New York Stock Exchange
Redeemable warrants, each warrant exercisable for one share of Class A common stock, each at an exercise price of $11.50 per share	MDHA W	OTC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01       Other Events.

On December 23, 2022, MDH Acquisition Corp., a Delaware corporation (“we”, “us”, “our”, or the “Company”), issued a press release clarifying the process by which stockholders may exercise their redemption rights with respect to their shares of Class A common stock of the Company prior to the special meeting of stockholders of Company described definitive proxy statement first sent or given to stockholders of the Company on or about December 19, 2022. The special meeting is scheduled to be held on December 29, 2022, at 10:00 a.m., Eastern Time, via live webcast at the following address https://www.cstproxy.com/mdhacquisitioncorp/2022.

A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01      Financial Statements and Exhibits.

(d) Exhibits

The following exhibit is filed herewith:

Exhibit No.	Description of Exhibits
99.1	Press Release, dated December 23, 2022.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MDH Acquisition Corp.

Dated: December 23, 2022	By:	/s/ Beau Blair
	Name:	Beau Blair
	Title:	Chief Executive Officer

Exhibit 99.1

MDH Acquisition Corp. Clarifies Process For

Exercising Redemption Rights Prior to Its Special Meeting

New York, NY, December 23, 2022 — MDH Acquisition Corp. (“we”, “us”, “our”, or the “Company”) today clarified the process by which stockholders (“Public Stockholders”) may exercise their redemption rights with respect to their shares of Class A common stock (“Public Shares”) prior to the special meeting of stockholders of the Company described definitive proxy statement first sent or given to stockholders of the Company on or about December 19, 2022 (the “Proxy Statement”). The special meeting is scheduled to be held on December 29, 2022, at 10:00 a.m., Eastern Time, via live webcast at the following address https://www.cstproxy.com/mdhacquisitioncorp/2022.

Pursuant to the Company’s Second Amended and Restated Certificate of Incorporation (the “Charter”), Public Stockholders may voluntarily request that the Company redeem all or a portion of their Public Shares for cash in connection with the vote on the proposed amendment to the Charter to change the date by which the Company must cease all operations except for the purpose of winding up if it fails to complete a businesses combination from February 4, 2023 to the later of (x) December 29, 2022, and (y) the date and time of the effectiveness of the Charter Amendment (the “Amended Termination Time”) as more fully described in the Proxy Statement (the “Charter Amendment Proposal”), subject to the approval thereof. If the Charter Amendment Proposal is approved and Public Stockholders wish for the redemption of their Public Shares to be effective prior to December 31, 2022, the Company urges Public Stockholders to voluntarily request that the Company redeem their Public Shares prior to the special meeting in connection with the vote on the Charter Amendment Proposal.

Notwithstanding the foregoing, if the Charter Amendment Proposal is approved, and because the Company will not be able to complete an initial Business Combination by the Amended Termination Time, the Company will be obligated to redeem all remaining Public Shares as promptly as reasonably possible after the Amended Termination Time. As a result, Public Shares will be mandatorily redeemed for cash automatically, even if Public Stockholders do not voluntarily request that the Company redeem their Public Shares for cash prior to the special meeting in connection with the vote on the Charter Amendment Proposal. However, the Company cannot guaranty that such mandatory redemption will be effective prior December 31, 2022.

Public Stockholders may elect to voluntarily redeem their Public Shares whether or not they are holders as of the record date and whether or not they vote “FOR” the Charter Amendment Proposal.

In order to voluntarily exercise its redemption rights prior to the special meeting in connection with the vote on the Charter Amendment Proposal, a Public Stockholder must, (i) (A) hold Public Shares, or (B) if it holds Public Shares through units of the Company sold in the Company’s initial public offering, elect to separate its units into the underlying Public Shares and warrants prior to exercising its redemption rights with respect to the Public Shares and (ii) prior to 5:00 p.m. Eastern time on December 28, 2022 (the day prior to the special meeting), (A) submit a written request to the Company’s transfer agent that the Company redeem its Public Shares for cash and (B) deliver its stock to the Company’s transfer agent physically or electronically through The Depository Trust Company (“DTC”). The address of CST listed below. Any request for redemption must include the identity of the beneficial owner making such request. Electronic delivery of Public Shares generally will be faster than delivery of physical stock certificates.

A physical stock certificate will not be needed if Public Shares are delivered to the Company’s transfer agent electronically. In order to obtain a physical stock certificate, a Public Stockholder’s broker and/or clearing broker, DTC and the Company’s transfer agent will need to act to facilitate the request. It is the Company’s understanding that Public Stockholders should generally allot at least one week to obtain physical certificates from the transfer agent. However, because the Company does not have any control over this process or over the brokers or DTC, it may take significantly longer than one week to obtain a physical stock certificate. If it takes longer than anticipated to obtain a physical certificate, Public Stockholders who wish to voluntarily redeem their Public Shares may be unable to obtain physical certificates by the deadline for exercising their redemption rights and thus will be unable to voluntarily redeem their Public Shares prior to the special meeting in connection with the vote on the Charter Amendment Proposal. Any demand for voluntary redemption, once made, may be withdrawn at any time until the deadline for exercising redemption requests and thereafter, with the Company’s consent, until the vote is taken with respect to the Charter Amendment Proposal. If a Public Stockholder delivers its Public Shares for voluntary redemption to the Company’s transfer agent and decides within the required timeframe not to voluntarily exercise its redemption rights, it may request that the Company’s transfer agent return the Public Shares (physically or electronically). A Public Stockholder may make such request by contacting the Company’s transfer agent at the phone number or address listed below.

There are no redemption rights with respect to the Company’s warrants.

Public Stockholders who intend to voluntarily seek redemption of their Public Shares prior to the special meeting in connection with the vote on the Charter Amendment Proposal will need to send a letter demanding redemption and deliver their Public Shares (either physically or electronically) to the Company’s transfer agent prior to 5:00 p.m., Eastern time, on the day prior to the Special Meeting. Public Stockholders who have questions regarding the certification of their position or delivery of their Public Shares should contact:

Continental Stock Transfer & Trust Company
One State Street Plaza, 30th Floor
New York, New York 10004
Attention: Mark Zimkind
E-mail: mzimkind@continentalstock.com

About MDH Acquisition Corp.

We are a blank check company incorporated under the laws of the State of Delaware on July 9, 2020 for the purpose of effecting a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization, or similar business combination with one or more businesses, which we refer to throughout this proxy statement as our initial business combination.

Additional Information and Where to Find It

The definitive proxy statement has been mailed to the Company’s stockholders. INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER RELEVANT MATERIALS BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY. Investors and security holders may obtain free copies of these documents and other documents filed with the SEC at the SEC’s web site at www.sec.gov. In addition, the documents filed by Company with the SEC may be obtained free of charge by contacting Company at Beau Blair, Chief Executive Officer, MDH Acquisition Corp., Email: beau@mclartydiversified.com, (501) 725-5530.

Participants in the Solicitation

Company and its sponsor, officers and directors may be deemed to be participants in the solicitation of proxies from Company stockholders. Information about Company’s sponsor, officers and directors and their ownership of Company common shares is set forth in the proxy statement for Company’s Special Meeting of Stockholders, which was filed with the SEC on December 19, 2022 and in Company’s Annual Report on Form 10-K for the year ended December 31, 2021, which was filed with the SEC on April 5, 2022. Investors and security holders may obtain more detailed information regarding the direct and indirect interests of the participants in the solicitation of proxies in connection with the transaction by reading the preliminary and definitive proxy statements regarding the transaction, which will be filed by Company with the SEC.

Non-Solicitation

This Press Release is not a proxy statement or solicitation of a proxy, consent or authorization with respect to any securities or in respect of the proxy shall not constitute an offer to sell or a solicitation of an offer to buy the securities of the Company, nor shall there be any sale of any such securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.